As filed with the Securities and Exchange Commission on March 12, 2002
                                                      Registration No. 333-96063
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                   TO FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                 ---------------
                           B2B Internet HOLDRS(SM) Trust
                      (Issuer with respect to the receipts)

     Delaware                            6211                     13-5674085
  (State or other            (Primary Standard Industrial      (I.R.S. Employer
   jurisdiction              Classification Code Number)        Identification
of incorporation or                                                 Number)
   organization)
                              ---------------

                      250 Vesey Street
                  New York, New York 10281
                       (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ---------------

                                   Copies to:

    Andrea L. Dulberg, Esq.                       Andrew B. Janszky, Esq.
      Corporate Secretary                           Shearman & Sterling
Merrill Lynch, Pierce, Fenner &                     599 Lexington Avenue
       Smith Incorporated                         New York, New York 10022
        250 Vesey Street                               (212) 848-4000
    New York, New York 10281
         (212) 449-1000

(Name, address, including zip code, and
 telephone number, including area code,
      of agent for service)


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

================================================================================

PROSPECTUS

                                [LOGO OF HOLDRS]

                        1,000,000,000 Depositary Receipts
                           B2B Internet HOLDRS(SM) Trust

         The B2B Internet HOLDRS(SM) Trust issues Depositary Receipts called B2B Internet HOLDRS(SM) representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified business to business, or B2B, Internet companies whose products and services are developed for and marketed to companies who conduct business and electronic commerce on the Internet with other companies. The Bank of New York is the trustee. You only may acquire, hold or transfer B2B Internet HOLDRS in a round-lot amount of 100 B2B Internet HOLDRS or round-lot multiples. B2B Internet HOLDRS are separate from the underlying deposited common stocks that are represented by the B2B Internet HOLDRS. For a list of the names and the number of shares of the companies that make up a B2B Internet HOLDR, see "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS" starting on page 12. The B2B Internet HOLDRS trust will issue B2B Internet HOLDRS on a continuous basis.

         Investing in B2B Internet HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

         B2B Internet HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. B2B Internet HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

         The B2B Internet HOLDRS are listed on the American Stock Exchange under the symbol "BHH". On March 6, 2002, the last reported sale price of the B2B Internet HOLDRS on the American Stock Exchange was $4.36.

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

               The date of this prospectus is March 12, 2002.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----
Summary...........................................................................................................4
Risk Factors......................................................................................................5
Highlights of B2B Internet HOLDRS................................................................................12
The Trust........................................................................................................20
Description of B2B Internet HOLDRS...............................................................................20
Description of the Underlying Securities.........................................................................21
Description of the Depositary Trust Agreement....................................................................23
United States Federal Income Tax Consequences....................................................................27
ERISA Considerations.............................................................................................30
Plan of Distribution.............................................................................................30
Legal Matters....................................................................................................31
Where You Can Find More Information..............................................................................31


                                 ---------------

         This prospectus contains information you should consider when making your investment decision. With respect to information about B2B Internet HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell B2B Internet HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The B2B Internet HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the B2B Internet HOLDRS or of the underlying securities through an investment in the B2B Internet HOLDRS.

                                     SUMMARY

         The B2B Internet HOLDRS trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the B2B Internet HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the B2B segment of the Internet industry. The B2B, or business to business, segment of the Internet industry, consists of Internet companies whose products and services are developed for and marketed to companies who conduct business and electronic commerce on the Internet with other companies. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of B2B Internet HOLDRS is specified under "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS." This group of common stocks, and the securities of any company that may be added to the B2B Internet HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 15 companies included in the B2B Internet HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The B2B Internet HOLDRS are separate from the underlying securities that are represented by the B2B Internet HOLDRS. On March 6, 2002, there were 13,853,500 B2B Internet HOLDRS outstanding.

                                  RISK FACTORS

         An investment in B2B Internet HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the B2B Internet HOLDRS, including the risks associated with a concentrated investment in the B2B Internet companies.

General Risk Factors

         o Loss of investment. Because the value of B2B Internet HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the B2B Internet HOLDRS if the underlying securities decline in value.

         o Discount trading price. B2B Internet HOLDRS may trade at a discount to the aggregate value of the underlying securities.

         o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the B2B Internet HOLDRS or other corporate events, such as mergers, a B2B Internet HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your B2B Internet HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

         o Not necessarily representative of the B2B segment of the Internet industry. At the time of the initial offering, the companies included in the B2B Internet HOLDRs were generally considered to be involved in various aspects of the B2B segment of the Internet industry, however, the market price of the underlying securities and the B2B Internet HOLDRS may not necessarily follow the price movements of the entire B2B segment. If the underlying securities decline in value, your investment in the B2B Internet HOLDRS will decline in value, even if common stock prices of companies in the B2B segment generally increase in value. In addition, since the time of the initial offering, the companies included in the B2B Internet HOLDRS may not be involved in the B2B segment of the Internet industry. In this case, the B2B Internet HOLDRS may not consist of securities issued only by companies involved in the B2B segment of the Internet industry.

         o Not necessarily comprised of solely B2B Internet companies. As a result of distributions of securities by companies included in the B2B Internet HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the B2B Internet HOLDRS and that are not involved in the B2B segment of the Internet industry may be included in the B2B Internet HOLDRS. Pursuant to an amendment to the depositary trust agreement, the securities of a new company will only be distributed from the B2B Internet HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in B2B Internet HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As there are only 11, broadly defined sector classifications, the use of Standard & Poor's sector classifications to determine whether a new company will be included in the B2B Internet HOLDRS provides no assurance that each new company included in the B2B Internet HOLDRS will be involved in the B2B segment of the Internet industry. Currently, the underlying securities included in the B2B Internet HOLDRS are represented in the Technology, Consumer Cyclicals and Consumer Staples sectors. Since each sector classification is defined so broadly, the securities of a new company could have the same sector classification as a company currently included in the B2B Internet HOLDRS yet not be involved in the B2B segment of the Internet industry. In addition, the sector classifications of securities included in the B2B Internet HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both. Therefore, additional sector classifications may be represented in the B2B Internet HOLDRS which may also result in the inclusion in the B2B Internet HOLDRS of the securities of a new company that is not involved in the B2B segment of the Internet industry.

         o No investigation of underlying securities. The underlying securities initially included in the B2B Internet HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the B2B segment of the Internet industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the B2B Internet HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

         o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, B2B Internet HOLDRS may not necessarily be a diversified investment in the B2B segment of the Internet industry. In addition, reconstitution events, a distribution of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the B2B Internet HOLDRS, may also reduce diversification. B2B Internet HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

         o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your B2B Internet HOLDRS and receive delivery of each of the underlying securities. The cancellation of your B2B Internet HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of B2B Internet HOLDRS will involve payment of a cancellation fee to the trustee.

         o Trading halts. Trading in B2B Internet HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in B2B Internet HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in B2B Internet HOLDRS, you will not be able to trade B2B Internet HOLDRS and you will only be able to trade the underlying securities if you cancel your B2B Internet HOLDRS and receive each of the underlying securities.

         o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the B2B Internet HOLDRS. If the B2B Internet HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the B2B Internet HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the B2B Internet HOLDRS are delisted. There are currently 15 companies whose securities are included in the B2B Internet HOLDRS.

         o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the B2B Internet HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

         o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the B2B Internet HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the B2B Segment of the Internet Industry

         o The stock prices of companies involved in the B2B segment of the Internet industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the B2B Internet HOLDRS, and you could lose a substantial part of your investment. The trading prices of the stocks of B2B Internet companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

                  o        general market fluctuations;

                  o actual or anticipated variations in companies' quarterly operating results;

                  o announcements of technological innovations by competitors of the companies included in the B2B Internet HOLDRS;

                  o changes in financial estimates by securities analysts;

                  o changes in the market valuations of B2B Internet companies;

                  o legal or regulatory developments affecting companies included in the B2B Internet HOLDRS or in the B2B segment of the Internet industry;

                  o announcements by B2B Internet companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

                  o        additions or departures of key personnel;

                  o sales of B2B Internet companies' common stock or other securities in the open market; and

                  o        difficulty in obtaining additional financing.

                  In addition, the trading prices of B2B Internet stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many B2B Internet stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of B2B Internet companies, generally, could depress the stock prices of a B2B Internet company regardless of B2B Internet companies' results. Other broad market and industry factors may decrease the stock price of B2B Internet stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of B2B Internet stocks.

                  As a result of fluctuations in the trading prices of the companies included in the B2B Internet HOLDRS, the trading price of B2B Internet HOLDRS has fluctuated significantly. The initial offering price of a B2B Internet HOLDR, on February 23, 2000, was $95.09 and during 2001 the price of a B2B Internet HOLDR reached a high of $18.88 and a low of $2.53.

         o If Internet use fails to grow and be accepted as a medium for online commerce, demand for the products and services of B2B Internet companies will decline. Future revenues and any future profits of B2B Internet companies substantially depend upon the widespread acceptance and use of the Internet and other online services by businesses for communication and commerce. Rapid growth in the use of and interest in the Internet and other online services is a relatively recent phenomenon. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and few proven services and products exist. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of businesses will adopt, and continue to use, the Internet and other online services as a medium of communication and commerce. For many B2B Internet companies to continue as ongoing concerns, both their customers and business and consumer end-users, generally, must accept and use new ways of conducting business over the Internet.

         o B2B Internet companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. These market characteristics are heightened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet companies' success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their business. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure. The electronic commerce market is new, rapidly evolving and intensely competitive, which competition is expected to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites and services at a relatively low cost.

         o The B2B segment of the Internet industry is extremely competitive which could adversely affect the business, results of operations and financial condition of many B2B Internet companies. The B2B segment of the Internet industry is extremely competitive. The businesses of some of the companies included in the B2B Internet HOLDRS have relatively low barriers to entry, and as a result competition from other established and emerging companies may develop in the future. In addition, current customers and partners of B2B Internet companies may, in the future, become competitors. Increased competition may result in price reductions, reduced margins or loss of market share, any of which could harm the business, operating results or financial condition of B2B Internet companies.

         o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many B2B Internet companies are active acquirors of other companies as part of their business plans. There can be no assurance that B2B Internet companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue or other projected benefits from such integration. There can be no assurance that B2B Internet companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Further, since some B2B Internet companies have limited experience in acquiring businesses, they may be unable to complete acquisitions on favorable terms. B2B Internet companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

         o Some companies included in the B2B Internet HOLDRS derive significant revenue from only a few customers and a failure to retain these customers or add new customers could affect the business of these companies. Sales to a small number of customers generate a disproportionate amount of the revenue for some companies included in the B2B Internet HOLDRS. If any of these significant customers were to go out of business or reduce their purchases, the revenues of these companies would be substantially affected. Some of the companies included in the B2B Internet HOLDRS do not have long-term contracts with customers and therefore cannot be sure that these customers will continue to purchase products at current levels and, as a result, a customer that generates substantial revenue in a particular period may not be a source of revenue in subsequent periods.

         o System failures, interruptions or shutdowns may cause loss of customers. The success of many B2B Internet companies depends upon the ability to conduct business on the Internet. The recent and rapid growth in Internet traffic has caused frequent periods of decreased performance and if Internet usage continues to grow as anticipated, the infrastructure may not be able to support the level of usage and its performance and reliability may decline. If outages or delays on the Internet increase, overall Internet usage, including usage by customers of B2B Internet companies, could grow more slowly or decline. Many B2B Internet companies also face risks resulting from the potential failure of their communications and computer systems. Due to capacity limits on technology, transaction processing systems and network hardware and software, some B2B Internet companies will be required to expand and upgrade their systems and technology. It may be difficult for these companies to project the increased usage and upgrade systems in a timely manner. Any prolonged failure, interruption, or period of decreased performance could seriously damage the reputation of these B2B Internet companies and result in a loss of customers and negatively affect results of operations.

         o New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many B2B Internet companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, result of operations and financial condition B2B Internet companies.

         o If B2B Internet companies fail to increase market awareness of their brands they will lose revenue opportunities and their sales will suffer. Failure of many B2B Internet companies to promote their respective brand names or the incurrence of significant expenses promoting and maintaining brand names could have a material adverse effect on the business, results of operations and financial condition of many B2B Internet companies. Due in part to the emerging nature of the market for Internet management solutions offered by B2B Internet companies, there may be a time-limited opportunity to achieve and maintain a significant market share. Therefore, market awareness of the brand names of many of these companies is critical to achieving widespread acceptance of their products and services. There can be no assurance that B2B Internet companies will be successful in increasing market awareness of their brands.

         o The ability of many B2B Internet companies to offer their products and services depends on their ability to manage rapid growth, which if inefficiently managed could adversely affect their revenues. Many B2B Internet companies are, or plan to, rapidly expand their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources of many B2B Internet companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

         o Inability to adequately protect proprietary rights may harm the competitive positions of many B2B Internet companies. Many B2B Internet companies rely on a combination of copyrights, trademarks, service marks and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, B2B Internet companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require B2B Internet companies to enter into royalty or licensing agreements. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving, and the future viability or value of any of the intellectual property rights of B2B Internet companies is uncertain.

         o Many B2B Internet companies could fail to develop strategies which generate additional revenues for their products and services outside United States, which could result in slower revenue growth and losses. Many B2B Internet companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, there cannot be any assurance that B2B Internet companies who invest in establishing facilities in other countries will produce anticipated revenues because many B2B Internet Companies have limited experience developing localized versions of their products and services and marketing products and services internationally.

         o Many B2B Internet companies depend on one or only a few product offerings and related services to generate revenues. The reliance of many B2B Internet companies on the revenues from one or a few products and related services subject these companies to material harm should the price or demand for their products decline. In addition, many B2B Internet companies rely on only a few customers for a significant portion of their revenues and loss of one or more of these customers or failure of these products to achieve broad market acceptance could result in significant losses for many B2B companies.

         o Many B2B Internet companies could be subject to potential product liability claims and third party liability claims related to their products and services. The customers of B2B Internet companies use these companies' products and services to manage their operating resources. Any errors, defects or other performance problems could result in financial or other damages to these customers. A product liability claim brought against a B2B Internet company, even if not successful, would likely be time consuming and costly and could seriously harm its business, including negative publicity.

         o Many companies included in the B2B Internet HOLDRS have a limited operating history which makes financial forecasting difficult. Many companies included in the B2B Internet HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. A B2B Internet company's ability to forecast accurately its quarterly revenue is limited because its products have a long sales cycle that makes it difficult to predict the quarter in which it can recognize revenue, and because of the variability of client demand for its professional services. The business, operating results and financial condition of B2B Internet companies may be materially adversely affected if their revenues do not meet their projections.

         o Many B2B Internet companies are dependent on their ability to continue to attract, integrate and retain highly skilled technical and managerial personnel to develop and operate their businesses. The success of many B2B Internet companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these key officers or key technical personnel, their future success could be undermined. Competition for such personnel and relationships is intense. There is no certainty that any of these B2B Internet companies will be able to continue to attract and retain qualified personnel.

         o Many B2B Internet companies have a history of incurring losses which may make it difficult for these companies to fund their future operations. Many B2B Internet companies have incurred significant Losses since their inception and some anticipate incurring losses in the future. Many of these B2B Internet companies will continue to incur losses as additional costs are incurred to develop new technology, products and services, expand marketing and sales operations in existing and new markets and develop administrative facilities. If B2B Internet companies do not achieve and sustain profitability, their ability to respond effectively to market conditions, to make capital expenditures and to take advantage of business opportunities could be negatively affected.

         o Companies whose securities are included in the B2B Internet HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the B2B Internet HOLDRS. Companies whose securities are included in the B2B Internet HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the B2B Internet HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services, or, in certain circumstances, suspend or terminate their operations. Any of these actions may reduce the market price of stocks in the B2B segment of the Internet industry.

                        HIGHLIGHTS OF B2B INTERNET HOLDRS

         This discussion highlights information regarding B2B Internet HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase B2B Internet HOLDRS.


Issuer.....................................     B2B Internet HOLDRS Trust.

The trust..................................     The B2B Internet HOLDRS Trust
                                                was formed under the depositary
                                                trust agreement, dated as of
                                                February 18, 2000 among The Bank
                                                of New York, as trustee, Merrill
                                                Lynch, Pierce, Fenner & Smith
                                                Incorporated, other depositors
                                                and the owners of the B2B
                                                Internet HOLDRS and was amended
                                                on November 22, 2000. The trust
                                                is not a registered investment
                                                company under the Investment
                                                Company Act of 1940.

Initial depositor..........................     Merrill Lynch, Pierce, Fenner &
                                                Smith Incorporated.

Trustee....................................     The Bank of New York, a New York
                                                state-chartered banking
                                                organization, is the trustee and
                                                receives compensation as set
                                                forth in the depositary trust
                                                agreement. The trustee is
                                                responsible for receiving
                                                deposits of underlying
                                                securities and delivering B2B
                                                Internet HOLDRS representing the
                                                underlying securities issued by
                                                the trust. The trustee holds the
                                                underlying securities on behalf
                                                of the holders of B2B Internet
                                                HOLDRS.

Purpose of B2B Internet HOLDRS.............     B2B Internet HOLDRS are designed
                                                to achieve the following:

                                                Diversification. B2B Internet
                                                HOLDRS are designed to allow you
                                                to diversify your investment in
                                                the B2B segment of the Internet
                                                industry through a single,
                                                exchange-listed instrument
                                                representing your undivided
                                                beneficial ownership of the
                                                underlying securities.

                                                Flexibility. The beneficial
                                                owners of B2B Internet HOLDRS
                                                have undivided beneficial
                                                ownership interests in each of
                                                the underlying securities
                                                represented by the B2B Internet
                                                HOLDRS, and can cancel their B2B
                                                Internet HOLDRS to receive each
                                                of the underlying securities
                                                represented by the B2B Internet
                                                HOLDRS.

                                                Transaction costs. The expenses
                                                associated with buying and
                                                selling B2B Internet HOLDRS in
                                                the secondary market are
                                                expected to be less than
                                                separately buying and selling
                                                each of the underlying
                                                securities in a traditional
                                                brokerage account with
                                                transaction-based charges.

Trust assets...............................     The trust holds shares of common
                                                stock issued by specified
                                                companies that, when initially
                                                selected, were involved in the
                                                B2B segment of the Internet
                                                industry. Except when a
                                                reconstitution event,
                                                distribution of securities by an
                                                underlying issuer or other event
                                                occurs, the group of companies
                                                will not change. Reconstitution
                                                events are described in this
                                                prospectus under the heading
                                                "Description of the Depositary
                                                Trust Agreement--Distributions"
                                                and "--Reconstitution Events."
                                                There are currently 15 companies
                                                included in the B2B Internet
                                                HOLDRS.

                                                The trust's assets may increase
                                                or decrease as a result of
                                                in-kind
                                                deposits and withdrawals of the
                                                underlying securities during the
                                                life of the trust.

The B2B Internet HOLDRS....................     The trust has issued, and may
                                                continue to issue, B2B Internet
                                                HOLDRS that represent an
                                                undivided beneficial ownership
                                                interest in the shares of common
                                                stock that are held by the trust
                                                on your behalf. The B2B Internet
                                                HOLDRS are separate from the
                                                underlying securities that are
                                                represented by B2B Internet
                                                HOLDRS.

                                                The following chart provides the

                                                o  the names of the 15 issuers
                                                   of the underlying securities
                                                   currently represented by a
                                                   B2B Internet HOLDRS,

                                                o  the stock ticker symbols,

                                                o  the share amounts currently
                                                   represented by a round-lot of
                                                   100 B2B Internet HOLDRS, and

                                                o  the principal U.S market on
                                                   which the shares of common
                                                   stock of the selected
                                                   companies are traded.

                                                                                                  Primary
                                                                                     Share        Trading
                                  Name of Company                        Ticker     Amounts        Market
                                  --------------------------------       ------     -------       -------
                                  Agile Software Corporation              AGIL         4           NASDAQ
                                  Ariba, Inc.                             ARBA        14           NASDAQ
                                  CheckFree Corporation                   CKFR         4           NASDAQ
                                  Commerce One, Inc.                      CMRC        12           NASDAQ
                                  FreeMarkets, Inc.                       FMKT         3           NASDAQ
                                  ImageX, Inc.                            IMGX         1           NASDAQ
                                  Internet Capital Group, Inc.            ICGE        15           NASDAQ
                                  NexPrise, Inc. (1)                      NXPS         2           NASDAQ
                                  Pegasus Solutions, Inc.                 PEGS         2           NASDAQ
                                  PurchasePro.com, Inc.                   PPRO         4           NASDAQ
                                  QRS Corporation                         QRSI         1           NASDAQ
                                  Retek, Inc.                             RETK         3           NASDAQ
                                  Scient, Inc.  (2)                       SCNT        6.2          NASDAQ
                                  SciQuest, Inc. (3)                      SQST         3           NASDAQ
                                  VerticalNet, Inc.                       VERT         6           NASDAQ

                                                ---------------

                                                (1) Effective January 15, 2002,
                                                Ventro Corp. (VNTR) changed its
                                                name to NexPrise, Inc., which
                                                trades on the Nasdaq National
                                                Market System under the symbol
                                                NXPS.

                                                (2) On November 8, 2001, iXL
                                                Enterprises completed its merger
                                                with Scient Corporation. As a
                                                result of the merger, for each
                                                share of Scient Corporation
                                                shareholders received 1.24
                                                shares of Scient, Inc. (SCNT),
                                                which has replaced Scient
                                                Corporation in the B2B Internet
                                                HOLDRS.

                                                (3) Effective May 2001,
                                                SciQuest.com Inc. (SQST) changed
                                                its name to SciQuest, Inc.,
                                                which trades on the Nasdaq
                                                National Market System under the
                                                symbol SQST.

                                                The companies whose securities
                                                were included in the B2B
                                                Internet HOLDRS at the time B2B
                                                Internet HOLDRS were originally
                                                issued were generally considered
                                                to be among the 20 largest and
                                                most liquid companies involved
                                                in the B2B segment of the
                                                Internet industry, as measured
                                                by market capitalization and
                                                trading volume on February 22,
                                                2000. The market capitalization
                                                of a company is determined by
                                                multiplying the market price of
                                                its common stock by the number
                                                of its outstanding common stock.

                                                The trust only will issue and
                                                cancel, and you only may obtain,
                                                hold, trade or surrender, B2B
                                                Internet HOLDRS in a round-lot
                                                of 100 B2B Internet HOLDRS and
                                                round-lot multiples. The trust
                                                will only issue B2B Internet
                                                HOLDRS upon the deposit of the
                                                whole shares represented by a
                                                round-lot of 100 B2B Internet
                                                HOLDRS. In the event that a
                                                fractional share comes to be
                                                represented by a round-lot of
                                                B2B Internet HOLDRS, the trust
                                                may require a minimum of more
                                                than one round-lot of 100 B2B
                                                Internet HOLDRS for an issuance
                                                so that the trust will always
                                                receive whole share amounts for
                                                issuance of B2B Internet HOLDRS.

                                                The number of outstanding B2B
                                                Internet HOLDRS will increase
                                                and decrease as a result of
                                                in-kind deposits and withdrawals
                                                of the underlying securities.
                                                The trust will stand ready to
                                                issue additional B2B Internet
                                                HOLDRS on a continuous basis
                                                when an investor deposits the
                                                required shares of common stock
                                                with the trustee.

Purchases..................................     You may acquire B2B Internet
                                                HOLDRS in two ways:

                                                o  through an in-kind deposit of
                                                   the required number of shares
                                                   of common stock of the
                                                   underlying issuers with the
                                                   trustee, or

                                                o  through a cash purchase in
                                                   the secondary trading market.

Issuance and cancellation fees.............     If you wish to create B2B
                                                Internet HOLDRS by delivering to
                                                the trust the requisite shares
                                                of common stock represented by a
                                                round-lot of 100 B2B Internet
                                                HOLDRS, The Bank of New York as
                                                trustee will charge you an
                                                issuance fee of up to $10.00 for
                                                each round-lot of 100 B2B
                                                Internet HOLDRS. If you wish to
                                                cancel your B2B Internet HOLDRS
                                                and withdraw your underlying
                                                securities, The Bank of New York
                                                as trustee will charge you a
                                                cancellation fee of up to $10.00
                                                for each round-lot of 100 B2B
                                                Internet HOLDRS.

Commissions................................     If you choose to deposit
                                                underlying securities in order
                                                to receive B2B Internet HOLDRS,
                                                you will be responsible for
                                                paying any sales commission
                                                associated with your purchase of
                                                the underlying securities that
                                                is charged by your broker in
                                                addition to the issuance fee
                                                charged by the trustee described
                                                above.

Custody fees...............................     The Bank of New York, as trustee
                                                and as custodian, will charge
                                                you a quarterly custody fee of
                                                $2.00 for each round-lot of 100
                                                B2B Internet HOLDRS, to be
                                                deducted from any cash dividend
                                                or other
                                                cash distributions on underlying
                                                securities received by the
                                                trust. With respect to the
                                                aggregate custody fee payable in
                                                any calendar year for each B2B
                                                Internet HOLDR, the trustee will
                                                waive that portion of the fee
                                                which exceeds the total cash
                                                dividends and other cash
                                                distributions received, or to be
                                                received, and payable with
                                                respect to such calendar year.

Rights relating to B2B
Internet HOLDRS............................     You have the right to withdraw
                                                the underlying securities upon
                                                request by delivering a
                                                round-lot or integral multiple
                                                of a round-lot of B2B Internet
                                                HOLDRS to the trustee, during
                                                the trustee's business hours,
                                                and paying the cancellation
                                                fees, taxes and other charges.
                                                You should receive the
                                                underlying securities no later
                                                than the business day after the
                                                trustee receives a proper notice
                                                of cancellation. The trustee
                                                will not deliver fractional
                                                shares of underlying securities.
                                                To the extent that any
                                                cancellation of B2B Internet
                                                HOLDRS would otherwise require
                                                the delivery of a fractional
                                                share, the trustee will sell the
                                                fractional share in the market
                                                and the trust, in turn, will
                                                deliver cash in lieu of such
                                                fractional share. Except with
                                                respect to the right to vote for
                                                dissolution of the trust, the
                                                B2B Internet HOLDRS themselves
                                                will not have voting rights.

Rights relating to the
  underlying securities....................     B2B Internet HOLDRS represents
                                                your beneficial ownership of the
                                                underlying securities. Owners of
                                                B2B Internet HOLDRS have the
                                                same rights and privileges as if
                                                they owned the underlying
                                                securities beneficially outside
                                                of B2B Internet HOLDRS. These
                                                include the right to instruct
                                                the trustee to vote the
                                                underlying securities or you may
                                                attend shareholder meetings
                                                yourself, the right to receive
                                                any dividends and other
                                                distributions on the underlying
                                                securities that are declared and
                                                paid to the trustee by an issuer
                                                of an underlying security, the
                                                right to pledge B2B Internet
                                                HOLDRS and the right to
                                                surrender B2B Internet HOLDRS to
                                                receive the underlying
                                                securities. B2B Internet HOLDRS
                                                does not change your beneficial
                                                ownership in the underlying
                                                securities under United States
                                                federal securities laws,
                                                including sections 13(d) and
                                                16(a) of the Exchange Act. As a
                                                result, you have the same
                                                obligations to file insider
                                                trading reports that you would
                                                have if you held the underlying
                                                securities outside of B2B
                                                Internet HOLDRS. However, due to
                                                the nature of B2B Internet
                                                HOLDRS, you will not be able to
                                                participate in any dividend
                                                reinvestment program of an
                                                issuer of underlying securities
                                                unless you cancel your B2B
                                                Internet HOLDRS (and pay the
                                                applicable fees) and receive all
                                                of the underlying securities.

                                                A holder of B2B Internet HOLDRS
                                                is not a registered owner of the
                                                underlying securities. In order
                                                to become a registered owner, a
                                                holder of B2B Internet HOLDRS
                                                would need to surrender their
                                                B2B Internet HOLDRS, pay the
                                                applicable fees and expenses,
                                                receive all of the underlying
                                                securities and follow the
                                                procedures established by the
                                                issuers of the underlying
                                                securities for registering their
                                                securities in the name of such
                                                holder.

                                                You retain the right to receive
                                                any reports and communications
                                                that the issuers of underlying
                                                securities are required to send
                                                to beneficial owners of their
                                                securities. As such, you will
                                                receive such reports
                                                and communications from the
                                                broker through which you hold
                                                your B2B Internet HOLDRS in the
                                                same manner as if you
                                                beneficially owned your
                                                underlying securities outside of
                                                B2B Internet HOLDRS in "street
                                                name" through a brokerage
                                                account. The trustee will not
                                                attempt to exercise the right to
                                                vote that attaches to, or give a
                                                proxy with respect to, the
                                                underlying securities other than
                                                in accordance with your
                                                instructions.

                                                The depositary trust agreement
                                                entitles you to receive, subject
                                                to certain limitations and net
                                                of any fees and expenses of the
                                                trustee, any distributions of
                                                cash (including dividends),
                                                securities or property made with
                                                respect to the underlying
                                                securities. However, any
                                                distribution of securities by an
                                                issuer of underlying securities
                                                will be deposited into the trust
                                                and will become part of the
                                                underlying securities unless the
                                                distributed securities are not
                                                listed for trading on a U.S.
                                                national securities exchange or
                                                through the Nasdaq National
                                                Market System or the distributed
                                                securities have a Standard &
                                                Poor's sector classification
                                                that is different from the
                                                sector classifications
                                                represented in the B2B Internet
                                                HOLDRS at the time of the
                                                distribution. In addition, if
                                                the issuer of underlying
                                                securities offers rights to
                                                acquire additional underlying
                                                securities or other securities,
                                                the rights may be made available
                                                to you, may be disposed of or
                                                may lapse.

                                                There may be a delay between the
                                                time any cash or other
                                                distribution is received by the
                                                trustee with respect to the
                                                underlying securities and the
                                                time such cash or other
                                                distributions are distributed to
                                                you. In addition, you are not
                                                entitled to any interest on any
                                                distribution by reason of any
                                                delay in distribution by the
                                                trustee. If any tax or other
                                                governmental charge becomes due
                                                with respect to B2B Internet
                                                HOLDRS or any underlying
                                                securities, you will be
                                                responsible for paying that tax
                                                or governmental charge.

                                                If you wish to participate in a
                                                tender offer for any of the
                                                underlying securities, or any
                                                form of stock repurchase program
                                                by an issuer of an underlying
                                                security, you must surrender
                                                your B2B Internet HOLDRS (and
                                                pay the applicable fees and
                                                expenses) and receive all of
                                                your underlying securities in
                                                exchange for your B2B Internet
                                                HOLDRS. For specific information
                                                about obtaining your underlying
                                                securities, you should read the
                                                discussion under the caption
                                                "Description of the Depositary
                                                Trust Agreement--Withdrawal of
                                                underlying securities."

Ownership rights in fractional shares
  in the underlying securities.............     As a result of distributions of
                                                securities by companies included
                                                in the B2B Internet HOLDRS or
                                                other corporate events, such as
                                                mergers, a B2B Internet HOLDR
                                                may represent an interest in a
                                                fractional share of an
                                                underlying security. You are
                                                entitled to receive
                                                distributions proportionate to
                                                your fractional shares.

                                                In addition, you are entitled to
                                                receive proxy materials and
                                                other shareholder communications
                                                and you are entitled to exercise
                                                voting rights proportionate to
                                                your fractional shares. The
                                                trustee will aggregate the votes
                                                of all of the share fractions
                                                represented by B2B Internet
                                                HOLDRS and will vote the largest
                                                possible number of whole shares.
                                                If, after aggregation, there is
                                                a fractional remainder,
                                                this fraction will be ignored,
                                                because the issuer will only
                                                recognize whole share votes. For
                                                example, if 100,001 B2B Internet
                                                HOLDRS are outstanding and each
                                                B2B Internet HOLDR represents
                                                1.75 shares of an underlying
                                                security, there will be
                                                175,001.75 votes of the
                                                underlying security represented
                                                by B2B Internet HOLDRS. If
                                                50,000 holders of such B2B
                                                Internet HOLDRS vote their
                                                underlying securities "yes" and
                                                50,001 vote "no", there will be
                                                87,500 affirmative votes and
                                                87,501.75 negative votes. The
                                                trustee will ignore the .75
                                                negative votes and will deliver
                                                to the issuer 87,500 affirmative
                                                votes and 87,501 negative votes.

Reconstitution events......................     The depositary trust agreement
                                                provides for the automatic
                                                distribution of underlying
                                                securities from the B2B Internet
                                                HOLDRS to you in the following
                                                four circumstances:

                                                A. If an issuer of underlying
                                                   securities no longer has a
                                                   class of common stock
                                                   registered under section
                                                   12 of the Securities
                                                   Exchange Act of 1934, then
                                                   its securities will no
                                                   longer be an underlying
                                                   security and the trustee
                                                   will distribute the shares
                                                   of that company to the
                                                   owners of the B2B Internet
                                                   HOLDRS.

                                                B. If the SEC finds that an
                                                   issuer of underlying
                                                   securities should be
                                                   registered as an
                                                   investment company under
                                                   the Investment Company Act
                                                   of 1940, and the trustee
                                                   has actual knowledge of
                                                   the SEC finding, then the
                                                   trustee will distribute
                                                   the shares of that company
                                                   to the owners of the B2B
                                                   Internet HOLDRS.

                                                C. If the underlying securities
                                                   of an issuer cease to be
                                                   outstanding as a result of a
                                                   merger, consolidation,
                                                   corporate combination or
                                                   other event, the trustee
                                                   will distribute the
                                                   consideration paid by and
                                                   received from the acquiring
                                                   company or the securities
                                                   received in exchange for the
                                                   securities of the underlying
                                                   issuer whose securities
                                                   cease to be outstanding to
                                                   the beneficial owners of B2B
                                                   Internet HOLDRS, only if the
                                                   Standard & Poor's sector
                                                   classification of the
                                                   securities received as
                                                   consideration is different
                                                   from the sector
                                                   classifications represented
                                                   in the B2B Internet HOLDRS
                                                   at the time of the
                                                   distribution or exchange or
                                                   if the securities received
                                                   are not listed for trading
                                                   on a U.S. national
                                                   securities exchange or
                                                   through the Nasdaq National
                                                   Market System. In any other
                                                   case, the additional
                                                   securities received will be
                                                   deposited into the trust.

                                                D. If an issuer's underlying
                                                   securities are delisted from
                                                   trading on a U.S. national
                                                   securities exchange or
                                                   through the Nasdaq National
                                                   Market System and are not
                                                   listed for trading on
                                                   another U.S. national
                                                   securities exchange or
                                                   through the Nasdaq National
                                                   Market System within five
                                                   business days from the date
                                                   the securities are delisted.

                                                To the extent a distribution of
                                                underlying securities from the
                                                B2B Internet HOLDRS is required
                                                as a result of a reconstitution
                                                event, the trustee will deliver
                                                the underlying security to you
                                                as promptly as practicable after
                                                the date that the trustee has
                                                knowledge of the occurrence of a
                                                reconstitution event.

                                                In addition, securities of a new
                                                company will be added to the B2B

                                                Internet HOLDRS, as a result of
                                                a distribution of securities by
                                                an underlying issuer, where a
                                                corporate event occurs, or where
                                                the securities of an underlying
                                                issuer are exchanged for the
                                                securities of another company,
                                                unless the securities received
                                                (1) have a Standard & Poor's
                                                sector classification that is
                                                different from the sector
                                                classification of any other
                                                security then included in the
                                                B2B Internet HOLDRS or (2) are
                                                not listed for trading on a U.S.
                                                national securities exchange or
                                                through the Nasdaq National
                                                Market System.

                                                It is anticipated, as a result
                                                of the broadly defined Standard
                                                & Poor's sector classifications,
                                                that most distributions or
                                                exchanges of securities will
                                                result in the inclusion of new
                                                securities in B2B Internet
                                                HOLDRS. The trustee will review
                                                the publicly available
                                                information that identifies the
                                                Standard & Poor's sector
                                                classifications of securities to
                                                determine whether securities
                                                received as a result of a
                                                distribution by an underlying
                                                issuer or as consideration for
                                                securities included in the B2B
                                                Internet HOLDRS will be
                                                distributed from the B2B
                                                Internet HOLDRS to you.

Standard & Poor's sector
  classifications..........................     Standard & Poor's Corporation is
                                                an independent source of market
                                                information that, among other
                                                things, classifies the
                                                securities of public companies
                                                into various sector
                                                classifications based on its own
                                                criteria. There are 11 Standard
                                                & Poor's sector classifications
                                                and each class of publicly
                                                traded securities of a company
                                                are each given only one sector
                                                classification. The securities
                                                included in the B2B Internet
                                                HOLDRS are currently represented
                                                in the Technology, Consumer
                                                Cyclicals and Consumer Staples
                                                sectors. The Standard & Poor's
                                                sector classifications of the
                                                securities included in the B2B
                                                Internet HOLDRS may change over
                                                time if the companies that
                                                issued these securities change
                                                their focus of operations or if
                                                Standard & Poor's alters the
                                                criteria it uses to determine
                                                sector classifications, or both.

Termination events.........................     A. The B2B Internet HOLDRS are
                                                   delisted from the American
                                                   Stock Exchange and are not
                                                   listed for trading on
                                                   another U.S. national
                                                   securities exchange or
                                                   through the Nasdaq National
                                                   Market System within five
                                                   business days from the date
                                                   the B2B Internet HOLDRS are
                                                   delisted.

                                                B. The trustee resigns and no
                                                   successor trustee is
                                                   appointed within 60 days
                                                   from the date the trustee
                                                   provides notice to Merrill
                                                   Lynch, Pierce, Fenner &
                                                   Smith Incorporated, as
                                                   initial depositor, of its
                                                   intent to resign.

                                                C. 75% of beneficial owners of
                                                   outstanding B2B Internet
                                                   HOLDRS vote to dissolve and
                                                   liquidate the trust.

                                                If a termination event occurs,
                                                the trustee will distribute the
                                                underlying securities as
                                                promptly as practicable after
                                                the termination event.

                                                Upon termination of the
                                                depositary trust agreement and
                                                prior to distributing the
                                                underlying securities to you,
                                                the trustee will charge you a
                                                cancellation fee of up to $10.00
                                                per round-lot of 100 B2B
                                                Internet HOLDRS surrendered,
                                                along with any taxes or other
                                                governmental charges, if any.

United States federal income tax
  consequences.............................     The United States federal income
                                                tax laws will treat a U.S.
                                                holder of B2B Internet HOLDRS as
                                                directly owning the underlying
                                                securities. The B2B Internet
                                                HOLDRS themselves will not
                                                result in any United States
                                                federal tax consequences
                                                separate from the tax
                                                consequences associated with
                                                ownership of the underlying
                                                securities.

Listing....................................     The B2B Internet HOLDRS are
                                                listed on the American Stock
                                                Exchange under the symbol "BHH."
                                                On March 6, 2002, the last
                                                reported sale price of the B2B
                                                Internet HOLDRS on the American
                                                Stock Exchange was $4.36.

Trading....................................     Investors are only able to
                                                acquire, hold, transfer and
                                                surrender a round-lot of 100 B2B
                                                Internet HOLDRS. Bid and ask
                                                prices, however, are quoted per
                                                single B2B Internet HOLDR.

Clearance and settlement...................     B2B Internet HOLDRS have been
                                                issued in book-entry form. B2B
                                                Internet HOLDRS are evidenced by
                                                one or more global certificates
                                                that the trustee has deposited
                                                with The Depositary Trust
                                                Company, referred to as DTC.
                                                Transfers within DTC will be in
                                                accordance with DTC's usual
                                                rules and operating procedures.
                                                For further information see
                                                "Description of B2B Internet
                                                HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the B2B Internet HOLDRS Trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase B2B Internet HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The B2B Internet HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 18, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The B2B Internet HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The B2B Internet HOLDRS Trust is intended to hold deposited shares for the benefit of owners of B2B Internet HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                       DESCRIPTION OF B2B INTERNET HOLDRS

         The trust has issued B2B Internet HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." The trust may issue additional B2B Internet HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender B2B Internet HOLDRS in a round-lot of 100 B2B Internet HOLDRS and round-lot multiples. The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 B2B Internet HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS.

         B2B Internet HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS."

         Beneficial owners of B2B Internet HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel B2B Internet HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." B2B Internet HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. B2B Internet HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of B2B Internet HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the B2B Internet HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         B2B Internet HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. B2B Internet HOLDRS are available only in book-entry form. Owners of B2B Internet HOLDRS may hold their B2B Internet HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of a group of specified companies, that at the time of selection, were involved in various aspects of the B2B segment of the Internet industry and whose common stock is registered under section 12 of the Exchange Act. The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the B2B segment of the Internet industry as measured by market capitalization and trading volume.

         The B2B Internet HOLDRS may no longer consist of securities issued by companies involved in the B2B segment of the Internet industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the B2B segment of the Internet industry and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by B2B Internet HOLDRS, please refer to "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire B2B Internet HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the 15 underlying securities currently represented by a single B2B Internet HOLDR, measured at the close of the business day on December 10, 1999, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to February 2002. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.


         1999                            Price       2001                            Price
         December 10                     68.28       January 31                      17.90
         December 31                     90.63       February 28                     10.22
                                                     March 30                         5.87
         2000                            Price       April 30                         6.71
                                                     May 31                           6.28
         January 31                      72.10       June 29                          6.61
         February 29                     82.09       July 31                          4.97
         March 31                        61.69       August 31                        3.93
         April 28                        39.28       September 28                     2.71
         May 31                          27.12       October 31                       3.33
         June 30                         39.01       November 30                      4.39
         July 31                         40.88       December 31                      5.15
         August 31                       50.32
         September 29                    46.84       2002                            Price
         October 31                      39.62
         November 30                     20.43       January 31                       4.36
         December 29                     17.65       February 28                      3.66



                                     [Line Graph]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of February 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the B2B Internet HOLDRS, provides that B2B Internet HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

         The trustee. The Bank of New York serves as trustee for the B2B Internet HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of B2B Internet HOLDRS. You may create and cancel B2B Internet HOLDRS only in round-lots of 100 B2B Internet HOLDRS. You may create B2B Internet HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 B2B Internet HOLDRS. In the event that a fractional share comes to be represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS. Similarly, you must surrender B2B Internet HOLDRS in integral multiples of 100 B2B Internet HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of B2B Internet HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of B2B Internet HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning B2B Internet HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the B2B Internet HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities are of a company with a Standard & Poor's sector classification that is different from the sector classifications of any other company represented in the B2B Internet HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities the rights will be made available to you through the trustee, if practicable and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to B2B Internet HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the B2B Internet HOLDRS to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of B2B Internet HOLDRS only if, as provided in the amendment to the depositary trust agreement, the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the B2B Internet HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the B2B Internet HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received
(1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the B2B Internet HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the B2B Internet HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the B2B Internet HOLDRS will be distributed from the B2B Internet HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the B2B Internet HOLDRS are currently represented in the Technology, Consumer Cyclicals and Consumer Staples sectors. The Standard & Poor's sector classifications of the securities included in the B2B Internet HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your B2B Internet HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender B2B Internet HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 B2B Internet HOLDRS.

         Further Issuances of B2B Internet HOLDRS. The depositary trust agreement provides for further issuances of B2B Internet HOLDRS on a continuous basis without your consent.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of B2B Internet HOLDRS will surrender their B2B Internet HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if B2B Internet HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the B2B Internet HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding B2B Internet HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the B2B Internet HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of B2B Internet HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of B2B Internet HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of B2B Internet HOLDRS.

         Issuance and cancellation fees. If you wish to create B2B Internet HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS. If you wish to cancel your B2B Internet HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create B2B Internet HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 B2B Internet HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286, temporarily relocated to 1 Wall Street, New York, NY 10286.

         Governing law. The depositary trust agreement and the B2B Internet HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the B2B Internet HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of the U.S. federal income tax consequences relating to the B2B Internet HOLDRS for:

         o        a citizen or resident of the United States;

         o a corporation or partnership created or organized in the United States or under the laws of the United States;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

         o        any person other than a U.S. receipt holder (a "Non-U.S.
                  receipt holder").

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the B2B Internet HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address the B2B Internet HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of B2B Internet HOLDRS

         A receipt holder purchasing and owning B2B Internet HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by B2B Internet HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the B2B Internet HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of B2B Internet HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the B2B Internet HOLDRS. Similarly, with respect to sales of B2B Internet HOLDRS for cash in the secondary market, the amount realized with respect to a sale of B2B Internet HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of B2B Internet HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling B2B Internet HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of B2B Internet HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o        at least 75% of its gross income is "passive income"; or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the B2B Internet HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

         With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of B2B Internet HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o        in the case of any gain realized by an individual non-U.S.
                  receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S receipt holder, you will be subject to U.S. backup withholding tax at a rate of up to 30.5% on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire B2B Internet HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of B2B Internet HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued B2B Internet HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive B2B Internet HOLDRS. The trust delivered the initial distribution of B2B Internet HOLDRS against deposit of the underlying securities in New York, New York on approximately February 28, 2000.

         Investors who purchase B2B Internet HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the B2B Internet HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the B2B Internet HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the B2B Internet HOLDRS were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of B2B Internet HOLDRS, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the B2B Internet HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the B2B Internet HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

         Because the common stock of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. Information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to B2B Internet HOLDRS. This prospectus relates only to B2B Internet HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with B2B Internet HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the B2B Internet HOLDRS, have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1997, 1998, 1999, 2000, 2001 and 2002. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                        AGILE SOFTWARE CORPORATION (AGIL)

         Agile Software Corporation develops and markets information management software that is designed to enable manufacturing and supply companies to communicate and collaborate over the Internet. Agile software permits all members of the manufacturing supply chain to immediately exchange any type of new or changing information about the manufacture, source or supply of products or components over the Internet.


           Closing               Closing               Closing               Closing             Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price       2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   --------- --------  --------  -------  -------
January        *      January       *       January       *       January     73 3/4    January    49.25   January   14.59
February       *      February      *       February      *       February    71 17/32  February   21.81   February  10.05
March          *      March         *       March         *       March       62 1/2    March      11.02
April          *      April         *       April         *       April       37 1/16   April      19.07
May            *      May           *       May           *       May         41 7/8    May        17.80
June           *      June          *       June          *       June        70 11/16  June       17.00
July           *      July          *       July          *       July        55 5/16   July       12.04
August         *      August        *       August       24 7/8   August      69 7/16   August     10.00
September      *      September     *       September    32       September   89 15/16  September   9.09
October        *      October       *       October      49       October     75 3/8    October     9.52
November       *      November      *       November     53 9/32  November    46 9/64   November   13.19
December       *      December      *       December     1085/8   December    49 3/8    December   17.22

         The closing price on March 6, 2002 was $13.23.

                               ARIBA, INC. (ARBA)

         Ariba, Inc. develops and markets electronic commerce technology products, services and network access services designed to enable companies to evaluate and manage the cash costs associated with running their business. Ariba has developed a range of products that provide customers with a means to analyze and manage their spending on items such as commodities, raw materials, operating resources, services, temporary labor, travel, and maintenance, repair and operations equipment.

           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------
January       *       January       *       January      *        January    81 5/16    January    37.31    January   4.85
February      *       February      *       February     *        February   132 1/4    February   16.50    February  4.43
March         *       March         *       March        *        March      104 13/16  March       7.91
April         *       April         *       April        *        April      74 3/16    April       7.73
May           *       May           *       May          *        May        52 1/8     May         5.71
June          *       June          *       June       24 5/16    June       98 1/16    June        5.50
July          *       July          *       July       22 13/32   July       115 15/16  July        4.01
August        *       August        *       August     34 3/4     August     157 3/8    August      2.28
September     *       September     *       September  36 1/8     September  143 17/64  September   1.86
October       *       October       *       October    38 3/4     October    126 3/8    October     3.30
November      *       November      *       November   45 9/64    November   62 1/4     November    4.28
December      *       December      *       December   88 11/16   December   53 5/8     December    6.16

         The closing price on March 6, 2002 was $5.14.


                          CHECKFREE CORPORATION (CKFR)

         CheckFree Corporation provides electronic billing and payment services designed to permit clients to receive electronic bills through the Internet, pay a variety of different types of bills and perform customary banking transactions, including balance inquiries, transfers between accounts and online statement reconciliations. CheckFree also provides management and information services to investment advisors, brokerage firms, banks and insurance companies and financial applications software and services to businesses and financial institutions.


           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------
January    14 1/4     January     24 3/4    January     40 1/2    January    59         January     55.31   January  14.49
February   15 1/2     February    21 1/2    February    34 1/4    February   87 15/16   February    48.19   February 13.95
March      12 1/8     March       22 1/8    March       42 9/16   March      70 1/2     March       29.44
April      13 7/8     April       25 3/4    April       48        April      50 13/16   April       39.84
May        17 1/2     May         22 11/16  May         47 1/16   May        41 13/16   May         38.76
June       17 5/8     June        29 7/16   June        27 9/16   June       51 9/16    June        35.07
July       18         July        24 3/4    July        29 9/16   July       60 3/4     July        30.16
August     19 1/4     August       8 9/16   August      29 1/4    August     51 13/16   August      21.91
September  21 1/8     September    9 7/8    September   41 1/8    September  41 57/64   September   16.97
October    27         October     15 23/32  October     37 3/8    October    49 3/4     October     14.08
November   26 3/16    November    16 1/4    November    65 11/16  November   52 1/4     November    16.91
December   27         December    23 3/8    December   104 1/2    December   42 1/2     December    18.00


         The closing price on March 6, 2002 was $15.20.

                            COMMERCE ONE, INC. (CMRC)

         Commerce One, Inc. links buyers and suppliers of goods and services to online electronic marketplaces over the Internet. Commerce One's products enable organizations to integrate supply chains and gain efficiencies in the procurement of goods and services. Commerce One offers software that enables buyers to order and purchase goods through a Commerce One Web site where suppliers offer their goods. Commerce One offers suppliers the ability to offer their products on the Commerce One Web site. Commerce One also offers software and services for electronic commerce service providers to create and operate their own electronic marketplace Web sites that allow users to buy and sell products and services over the Internet.


           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------
January       *       January       *       January      *        January     86 1/8    January    30.56    January   2.26
February      *       February      *       February     *        February   104 7/16   February   17.43    February  1.68
March         *       March         *       March        *        March       74 5/8    March       9.33
April         *       April         *       April        *        April       61 1/16   April       9.22
May           *       May           *       May          *        May         35 25/32  May         6.68
June          *       June          *       June         *        June        45 3/8    June        5.84
July          *       July          *       July        8 19/64   July        42 1/16   July        3.74
August        *       August        *       August      7 31/64   August      62 17/32  August      3.26
September     *       September     *       September  16 9/32    September   78 1/2    September   2.46
October       *       October       *       October    28 35/64   October     64 3/16   October     2.50
November      *       November      *       November   54 7/8     November    28 13/16  November    3.15
December      *       December      *       December   98 1/4     December    25 5/16   December    3.57

         The closing price on March 6, 2002 was $1.90.


                            FREEMARKETS, INC. (FMKT)

         FreeMarkets, Inc. creates online auctions for buyers and sellers of industrial parts, raw materials and commodities, such as plastic parts, commercial machinings, metal fabrications, chemicals, printed circuit boards, corrugated packaging and coal. In a FreeMarkets online auction, buyers from around the world submit bids in a real-time, interactive competition. FreeMarkets generates revenues under service agreements with buyer clients for the use of FreeMarkets technology and for its staff used in conducting the online bidding process. FreeMarkets sells its services through its own direct sales organization.


           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------
January        *      January       *       January        *      January    229        January     23.44   January  23.00
February       *      February      *       February       *      February   174 3/16   February    18.38   February 19.44
March          *      March         *       March          *      March      121        March        9.53
April          *      April         *       April          *      April       72  3/16  April        9.59
May            *      May           *       May            *      May         43 5/16   May         12.00
June           *      June          *       June           *      June        47 7/16   June        20.00
July           *      July          *       July           *      July        48 1/16   July        19.92
August         *      August        *       August         *      August      81 3/8    August      14.46
September      *      September     *       September      *      September   57 1/8    September   10.58
October        *      October       *       October        *      October     49 7/16   October     13.37
November       *      November      *       November       *      November    32 1/16   November    19.75
December       *      December      *       December    341 5/16  December    19        December    23.97


         The closing price on March 6, 2002 was $24.93.

                               IMAGEX, INC. (IMGX)

         ImageX, Inc. provides Internet business services to the commercial printing industry. ImageX's Web-based services include the Corporate Online Printing Center that permits businesses to access a customized and secure Web site that contains a digital catalog of all of that company's printed business materials. ImageX's Small Business Printing Center provides Internet access to personalized printed business materials. ImageX's Extensis Products Group provides services for design and marketing professionals that make the process of creating, editing and managing communication materials for print and electronic publishing more efficient. ImageX also operates Creativepro.com, a web portal offering industry news and reviews for graphic design professionals and also provides graphic design software. ImageX markets its services through its own direct sales force.


           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------

January       *       January       *       January      *        January     35        January     3.69    January   0.96
February      *       February      *       February     *        February    24 1/8    February    2.00    February  0.95
March         *       March         *       March        *        March       20 1/8    March       0.94
April         *       April         *       April        *        April        7 5/8    April       0.99
May           *       May           *       May          *        May          5 13/16  May         1.42
June          *       June          *       June         *        June         6 1/16   June        1.25
July          *       July          *       July         *        July         6        July        1.26
August        *       August        *       August      11 1/2    August       4 15/32  August      1.01
September     *       September     *       September   11 3/16   September    4 3/32   September   0.56
October       *       October       *       October     11 5/8    October      3 7/8    October     0.59
November      *       November      *       November    24 7/8    November     1 15/16  November    0.72
December      *       December      *       December    41 7/8    December     1 1/32   December    0.73


         The closing price on March 6, 2002 was $0.89.


                       INTERNET CAPITAL GROUP, INC. (ICGE)

         Internet Capital Group, Inc., an Internet holding company, is engaged in purchasing interests in business-to-business electronic commerce companies. These companies are then incorporated into Internet Capital's network of companies. Internet Capital provides strategic guidance and operational support and promotes collaboration among its network of companies in order to increase the profitability of these companies.


           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------
January       *       January       *       January       *       January    119        January     6.44    January  1.05
February      *       February      *       February      *       February   105 3/4    February    3.84    February 0.77
March         *       March         *       March         *       March       90  5/16  March       2.19
April         *       April         *       April         *       April       42 3/8    April       2.17
May           *       May           *       May           *       May         26 15/16  May         2.14
June          *       June          *       June          *       June        37 1/64   June        2.00
July          *       July          *       July          *       July        33 13/16  July        1.31
August        *       August        *       August      37 1/2    August      34 7/8    August      0.76
September     *       September     *       September   43 15/16  September   17 7/16   September   0.40
October       *       October       *       October     58 3/16   October     13 1/4    October     0.90
November      *       November      *       November    84        November     5 3/4    November    1.11
December      *       December      *       December   170        December     3 9/32   December    1.21

         The closing price on March 6, 2002 was $0.90.

                              NEXPRISE, INC. (NXPS)

         NexPrise, Inc. is a provider of collaborative software solutions that enable companies to manage processes with their suppliers, partners, and customers. NexPrise's software allows manufacturers, suppliers, and partners to securely collaborate on e-business processes. NexPrise's applications include solutions for quote management and program management. NexPrise offers customers consulting, technical support, and hosting services. NexPrise also owns significant minority interests in four development stage vertical marketplace companies that will provide electronic commerce solutions for the high-volume hospital and medical supplies market, fluid processing industry, U.S. food service industry and business products and services market.


           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------

January       *       January       *       January     *         January     97 1/2    January     2.75    January   0.30
February      *       February      *       February    *         February   224 7/8    February    1.25    February  0.44
March         *       March         *       March       *         March       56 5/8    March       0.75
April         *       April         *       April       *         April       27 1/2    April       0.62
May           *       May           *       May         *         May         18        May         0.57
June          *       June          *       June        *         June        18 7/8    June        0.40
July          *       July          *       July        30        July        12 1/16   July        0.51
August        *       August        *       August      27        August      14 1/4    August      0.38
September     *       September     *       September   30 13/16  September   11        September   0.27
October       *       October       *       October     38 1/8    October      4        October     0.64
November      *       November      *       November    64 7/8    November     1 29/32  November    0.70
December      *       December      *       December   111        December     1        December    0.39

         The closing price on March 6, 2002 was $0.42.


                         PEGASUS SOLUTIONS, INC. (PEGS)

         Pegasus Solutions, Inc. develops and markets electronic commerce and transaction processing services to the hotel and hospitality industry. Pegasus offers its customers the ability to electronically communicate information relating to hotel reservations that allow travel agents and individual travelers to access hotel room inventory information and make reservations over the Internet. Pegasus also offers processing services for participating hotels and travel agencies. In addition, Pegasus provides hotel representation, central reservation system and property management system services. It also provides database marketing, market research and marketing information systems for the hospitality industry.


           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------
January      *        January    101/4      January    21 27/64   January     27        January    11.31    January  17.12
February     *        February   14 53/64   February   25         February    20        February   10.56    February 16.06
March        *        March      17 11/64   March      26 37/64   March       15 13/16  March       8.91
April        *        April      17 53/64   April      31 11/64   April       17 3/4    April       9.90
May          *        May        16 53/64   May        23 1/4     May         13 15/16  May        11.51
June         *        June       17 5/64    June       24 61/64   June        10 7/8    June       11.55
July         *        July       12 61/64   July       22 1/2     July        10 3/16   July        8.90
August     11 59/64   August     10 21/64   August     24 5/64    August      19 7/8    August     13.00
September  12 5/64    September   8 35/64   September  25         September   19 9/16   September   8.38
October    10 21/64   October    11 37/64   October    28 1/2     October     17 1/16   October    10.25
November   11 53/64   November   14 53/64   November   34         November     9 29/32  November   13.05
December    9 59/64   December   24         December   40 13/64   December     6 15/16  December   14.20

         The closing price on March 6, 2002 was $18.94.

                          PURCHASEPRO.COM, INC. (PPRO)

         PurchasePro.com, Inc. provides business-to-business electronic commerce services and software. PurchasePro develops and markets both public and private electronic marketplaces over the Internet. PurchasePro customers interact and buy and sell a wide range of products and services related primarily to the hospitality industry, using a standard Internet connection and Web browser. PurchasePro generates revenues from monthly membership subscription fees for access to the PurchasePro marketplace, transaction fees, license fees and advertising.


           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
---------  ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------
January       *       January       *       January      *        January     41 7/16   January     26.19   January  0.77
February      *       February      *       February     *        February    60 31/32  February    11.31   February 0.72
March         *       March         *       March        *        March       36 1/4    March        7.25
April         *       April         *       April        *        April       15        April        2.81
May           *       May           *       May          *        May         10 41/64  May          1.73
June          *       June          *       June         *        June        20 1/2    June         1.48
July          *       July          *       July         *        July        19 1/2    July         0.72
August        *       August        *       August       *        August      28 57/64  August       0.80
September     *       September     *       September  11 37/64   September   43 15/16  September    0.57
October       *       October       *       October    13 5/8     October     27        October      0.49
November      *       November      *       November   48 21/64   November    13 7/8    November     0.75
December      *       December      *       December   68 3/4     December    17 1/2    December     1.21

         The closing price on March 6, 2002 was $0.72.


                             QRS CORPORATION (QRSI)

         QRS Corporation markets and develops electronic commerce merchandising products and services that attempt to improve the flow of information and goods and services throughout the retail industry chain. QRS' electronic commerce services enable companies to collaborate and electronically exchange business documents. QRS also operates a database of product information companies may utilize in their business operations. QRS provides application services that enable companies to manage inventory and logistics operations. QRS also operates an Internet marketplace that allows companies to trade and auction first-run and excess merchandise. QRS markets its products and services through its own sales force.

           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------
January    22 11/64   January    24 19/64   January     33 21/64  January     72 1/4    January     12.19   January   13.47
February   18 21/64   February   28 59/64   February    33 13/64  February    94 3/8    February     8.88   February  10.07
March      17 37/64   March      35 43/64   March       41 45/64  March       75 1/4    March        8.50
April      18         April      31 21/64   April       36 43/64  April       33        April        8.85
May        25 11/64   May        23 41/64   May         49 21/64  May         27 1/2    May         11.41
June       24 11/64   June       25 5/64    June        52        June        24 9/16   June        16.60
July       23 43/64   July       21         July        54        July        18 3/8    July        14.55
August     23 21/64   August     18 5/64    August      48 1/8    August      18 5/16   August      14.03
September  22 53/64   September  21 1/4     September   64 1/8    September   15 1/16   September    8.40
October    21 43/64   October    25 21/64   October     55 5/8    October      8 7/16   October      9.70
November   23 27/64   November   28 5/64    November    58 1/8    November     7 9/32   November    11.82
December   24 43/64   December   32         December   105        December    12 13/16  December    14.10

         The closing price on March 6, 2002 was $11.62.

                               RETEK, INC. (RETK)

         Retek, Inc. provides Web-based software for retailers and their trading partners enabling retailers to use the Internet to communicate with the participants that make up the global retail supply chain, which includes suppliers, distributors, wholesalers, brokers, transportation companies, consolidators and manufacturers. Retek software is designed to assist retail organizations in forecasting consumer demand. Retek markets its software through both direct and indirect sales channels primarily to retailers.


           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------
January        *      January        *      January       *       January     53 1/8    January     33.44   January  24.15
February       *      February       *      February      *       February    60 5/8    February    22.19   February 20.02
March          *      March          *      March         *       March       41 3/16   March       18.81
April          *      April          *      April         *       April       21 1/2    April       28.89
May            *      May            *      May           *       May         20 5/8    May         35.01
June           *      June           *      June          *       June        32        June        47.94
July           *      July           *      July          *       July        30 3/4    July        32.08
August         *      August         *      August        *       August      34 7/16   August      27.98
September      *      September      *      September     *       September   53        September   12.62
October        *      October        *      October       *       October     39 7/16   October     20.32
November       *      November       *      November    67 13/16  November    20 7/8    November    28.55
December       *      December       *      December    75 1/4    December    24 3/8    December    29.87

         The closing price on March 6, 2002 was $26.22.


                               SCIENT, INC. (SCNT)

         Scient, Inc. provides consulting services and helps companies use new technology to develop either their business on the Internet or to expand their existing Internet business capabilities. Scient's services include the development and building of software and technology infrastructure that support a wide range of Internet-related business functions including business to employee communications, electronic commerce engineering, relationship management and user experience. Scient markets its services through its own direct sales force and marketing organization.


           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------



January         *     January        *      January       *       January       *       January      *      January   0.30
February        *     February       *      February      *       February      *       February     *      February  0.16
March           *     March          *      March         *       March         *       March        *
April           *     April          *      April         *       April         *       April        *
May             *     May            *      May           *       May           *       May          *
June            *     June           *      June          *       June          *       June         *
July            *     July           *      July          *       July          *       July         *
August          *     August         *      August        *       August        *       August       *
September       *     September      *      September     *       September     *       September    *
October         *     October        *      October       *       October       *       October      *
November        *     November       *      November      *       November      *       November     0.44
December        *     December       *      December      *       December      *       December     0.42


         The closing price on March 6, 2002 was $0.20.

                              SCIQUEST, INC. (SQST)

         SciQuest, Inc. is a Web-based, interactive catalog and ordering site for scientific and laboratory products used by pharmaceutical, clinical, biotechnology, chemical, industrial and educational organizations. SciQuest provides an electronic marketplace that allows buyers of scientific products to search and purchase products from a variety of suppliers over the Internet. In addition to electronic commerce offerings, SciQuest offers an online guide which provides a database of product information from suppliers and service providers and a service that facilitates the sale of surplus scientific products at discount prices. SciQuest's EMAX Solutions subsidiary provides customized electronic research designed to integrate chemical information systems to improve productivity and compliance for pharmaceutical, scientific and research companies. SciQuest markets and sells its portfolio of solutions through direct sales, traditional and Internet marketing initiatives and co-marketing relationships.


           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------
January        *      January        *      January       *       January     56 5/8    January     3.81    January   1.69
February       *      February       *      February      *       February    74 7/8    February    1.88    February  1.57
March          *      March          *      March         *       March       25 3/4    March       0.88
April          *      April          *      April         *       April       13        April       1.92
May            *      May            *      May           *       May          8        May         1.60
June           *      June           *      June          *       June        11 7/16   June        1.04
July           *      July           *      July          *       July         9 25/32  July        0.91
August         *      August         *      August        *       August       9 5/8    August      0.90
September      *      September      *      September     *       September    6 29/32  September   0.92
October        *      October        *      October       *       October      4 15/32  October     1.06
November       *      November       *      November     33       November     1 31/32  November    1.20
December       *      December       *      December     79 1/2   December     1 5/16   December    1.69


         The closing price on March 6, 2002 was $1.65.


                            VERTICALNET, INC. (VERT)

         VerticalNet, Inc. owns and operates industry-specific Web sites, each designed to act as comprehensive sources of information and interaction and allow for the buying and selling of goods and services over the Internet. Each VerticalNet trade community covers one business sector and caters to individuals with similar professional interests. In addition, VerticalNet markets its internally developed vertical trade community building capabilities. VerticalNet earns revenues from advertising, electronic commerce fees resulting from promotions and transactions on VerticalNet's trade communities, and software licensing. VerticalNet markets its products through its own direct sales force.


           Closing               Closing               Closing               Closing              Closing            Closing
  1997     Price        1998     Price        1999     Price        2000     Price        2001    Price      2002    Price
--------- ---------   --------   ---------  --------   ---------  --------   ---------  --------  --------  -------  -------
January        *      January        *      January      *        January    119 1/8    January     5.41    January  1.30
February       *      February       *      February   10 5/16    February   110        February    3.16    February 0.81
March          *      March          *      March      25 31/32   March       68        March       2.03
April          *      April          *      April      28 3/8     April       54        April       1.93
May            *      May            *      May        20         May         32 1/16   May         2.18
June           *      June           *      June       26 1/4     June        36 15/16  June        2.49
July           *      July           *      July       21 31/32   July        47 3/4    July        1.39
August         *      August         *      August     17 1/4     August      53  1/4   August      0.90
September      *      September      *      September  18 1/2     September   35 1/8    September   0.36
October        *      October        *      October    28         October     27 57/64  October     1.39
November       *      November       *      November   43 13/16   November     8 15/16  November    1.60
December       *      December       *      December   82         December     6 21/32  December    1.40


         The closing price on March 6, 2002 was $0.81.

================================================================================


                       [LOGO OF B2B INTERNET HOLDRS TRUST]

                        1,000,000,000 Depositary Receipts

                          B2B Internet HOLDRS SM Trust

                               -------------------

                               P R O S P E C T U S

                                -----------------

                               March 12, 2002


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

         See Exhibit Index.

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933.

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) For purposes of determining any liability under
                  the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                           (5) For purposes of determining any liability under
                  the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (6) Insofar as indemnification for liabilities
                  arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 11, 2002.


                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED


                                      By:             *
                                         --------------------------------------
                                         Name:  John J. Fosina
                                         Title: Chief Financial Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on March 11, 2002.

          Signature                                 Title
          ---------                                 -----


              *
------------------------------------     Chief Executive Officer,
        E. Stanley O'Neal                Chairman of the Board and Director


              *
------------------------------------     Director
      George A. Schieren


              *
------------------------------------     Director
      Thomas H. Patrick


              *
------------------------------------     Chief Financial Officer
        John J. Fosina


              *
------------------------------------     Controller
     Dominic A. Carone


*By: /s/  MITCHELL M. COX
     -------------------------------     Attorney-in-Fact
          Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------

   *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on February 10, 2000 as an exhibit to amendment no. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

   *4.2 Form of Amendment No. 2 to the Standard Terms for Depository Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

   *5.1 Opinion of Shearman & Sterling regarding the validity of the B2B Internet HOLDRS Receipts, filed on February 10, 2000 as an exhibit to amendment no. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

   *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences, filed on February 10, 2000 as an exhibit to amendment no. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement) filed on February 3, 2000 as an exhibit to the registration statement filed on Form S-1 for B2B Internet HOLDRS.

  *24.2 Power of Attorney of Dominic Carone, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

   24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.


-----------
*  Previously filed.